UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2014
EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700
Houston, Texas 77002
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The consolidated balance sheets of Eagle Rock Energy Partners, L.P. and its subsidiaries (collectively the "Partnership") as of December 31, 2013 and 2012, and the related consolidated statements of operations, members’ equity, and cash flows for each of the three years in the period ended December 31, 2013 and the related notes, Item 6. Selected Financial Data and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 10-K”) which have been retrospectively adjusted for the discontinued operations of the Partnership's Midstream Business, which the Partnership contributed to Regency Energy Partners LP on July 1, 2014, are filed herewith as Exhibit 99.1 and are incorporated herein by reference.
Please note that the Partnership has not further updated the financial information or business discussion for events or activities occurring after the date of the 2013 10-K. You should read the Partnership’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014 for updated information.

Item 9.01     Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.     Description

23.1        Consent of KPMG LLP
23.2        Consent of Cawley Gillespie & Associates, Inc.

99.1	Eagle Rock Energy Partners, L.P. Consolidated Financial Statements, related notes, Selected Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: September 17, 2014	By:	/s/ Robert M. Haines
Robert M. Haines
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.     Description
23.1        Consent of KPMG LLP
23.2        Consent of Cawley Gillespie & Associates, Inc.

99.1	Eagle Rock Energy Partners, L.P. Consolidated Financial Statements, related notes, Selected Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations